EXHIBIT 21.1

SUBSIDIARIES OF HORMEL FOODS CORPORATION

The Company owns the indicated percentage of the issued and outstanding stock or other equity interests of the following entities:

Name of Subsidiary	State or Country of Incorporation	Ownership Percentage
Alma Foods, LLC	Delaware	100%
Applegate Farms, LLC	Delaware	100%
Applegate Investment Corporation	Delaware	100%
Beijing Hormel Business Management Co. Ltd.	China	100%
Beijing Hormel Foods Co. Ltd.	China	80%
Burke Marketing Corporation	Iowa	100%
Campoco, Inc.	Minnesota	100%
Century Foods International, LLC	Delaware	100%
Century Foods Land Development, LLC	Delaware	100%
Champ, LLC	Delaware	100%
ChampBEV, Inc.	California	100%
Clougherty Packing, LLC	Delaware	100%
Creative Contract Packaging, LLC	Delaware	100%
CytoSport, Inc.	California	100%
CytoSport Holdings, Inc.	Delaware	100%
Dan’s Prize, Inc.	Minnesota	100%
Diamond Crystal Brands, Inc.	Delaware	100%
Diamond Crystal Bremen, LLC	Delaware	100%
Diamond Crystal Duluth, LLC	Delaware	100%
Diamond Crystal Sales, LLC	Delaware	100%
Diversified Foods Insurance Company, LLC	Vermont	100%
Dold Foods, LLC	Delaware	100%
FJ Foodservice, LLC	Delaware	100%
Fort Dodge Foods, LLC	Delaware	100%
GMP Manufacturing, Inc.	California	100%
HF International Holdings C.V	Netherlands	100%
Hormel Canada, Ltd.	Canada	100%
Hormel (China) Investments Co. Ltd.	China	100%
Hormel Financial Services Corporation	Minnesota	100%
Hormel Foods Australia Pty Limited	Australia	100%
Hormel Foods Corporate Services, LLC	Delaware	100%
Hormel Foods International Corporation	Delaware	100%
Hormel Foods Japan K.K.	Japan	100%
Hormel Foods, LLC	Minnesota	100%
Hormel Foods Sales, LLC	Delaware	100%
Hormel International Investments, LLC	Delaware	100%
Hormel MM Holding Corporation	Delaware	100%
Hormel Netherlands B.V.	Netherlands	100%
Jennie-O Turkey Store, Inc.	Minnesota	100%
Jennie-O Turkey Store International, Inc.	Minnesota	100%
Jennie-O Turkey Store, LLC	Minnesota	100%
Jennie-O Turkey Store Sales, LLC	Delaware	100%
Jiaxing Hormel Foods Co. Ltd.	China	100%
JJOTS, LLC	Minnesota	100%
Lloyd’s Barbeque Company, LLC	Delaware	100%
Logistic Service, LLC	Delaware	100%
Melting Pot Foods, LLC	Delaware	100%
Mespil, Inc.	Delaware	100%
Mexican Accent, LLC	Delaware	100%
Mountain Prairie, LLC	Colorado	100%
Osceola Food, LLC	Delaware	100%
PFFJ, LLC	Delaware	100%

Name of Subsidiary (continued)	State or Country of Incorporation	Ownership Percentage
Progressive Processing, LLC	Delaware	100%
Provena Foods Inc.	California	100%
Rochelle Foods, LLC	Delaware	100%
Saag’s Products, LLC	Delaware	100%
Shanghai Hormel Foods Co. Ltd.	China	100%
Skippy Foods, LLC	Minnesota	100%
Stagg Foods, LLC	Delaware	100%
Valley Fresh, Inc.	Delaware	100%
West Central Turkeys, LLC	Delaware	100%